Exhibit 99.2

12.8% WORKING INTEREST IN DEEP LEASE
INDEX TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Condensed statements of financial condition as of February 28, 2014 (unaudited) and August 31, 2013	2

Unaudited condensed statements of operations for the three and six months ended February 28, 2014 and 2013	3

Unaudited condensed statements of cash flows for the six months ended February 28, 2014 and 2013	4

Unaudited condensed statement of changes in owners’ equity for the period ended February 28, 2014	5

Notes to unaudited condensed financial statements	6

12.8% Working Interest in the DEEP Lease
Condensed Statements of Financial Condition

	February 28,	August 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Accounts receivable	$1,341	$3,466
Inventory	1,665	1,358
Prepaid expenses	249	246
Total current assets	3,255	5,070

Fixed assets:
Machinery and equipment, net of accumulated
depreciation of $3,308 and $2,919, respectively	2,141	2,530

Other assets:
Capitalized oil and gas properties, net of accumulated
depletion of $13,363 and $11,514, respectively	55,373	57,223

Total assets	$60,769	$64,823

LIABILITIES AND OWNERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$1,761	$2,442
Net profits interest payable, current portion	2,447	2,328
Total current liabilities	4,208	4,770

Long-term liabilities:
Asset retirement obligations	20,707	19,863
Net profits interest payable, net of current portion	20,376	21,630
Total long-term liabilities	41,083	41,493

Total liabilities	45,291	46,263

Commitments:	-	-

Owners' equity:
Owners' equity	15,478	18,560
Total owners' equity	15,478	18,560

Total liabilities and owners' equity	$60,769	$64,823

The accompanying notes are an integral part of these financial statements

12.8% Working Interest in the DEEP Lease
Condensed Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	February 28,		February 28,
	2014	2013	2014	2013

Oil revenues	$3,001	$-	$7,648	$4,504

Expenses:
Direct operating costs	1,408	2,804	3,631	5,168
Depreciation, depletion and amortization	1,128	752	2,688	2,205
General and administrative expenses	490	189	572	342
Total expenses	3,026	3,745	6,891	7,715

Net operating income (loss)	(25)	(3,745)	757	(3,211)

Other income (expense):
Interest expense	(571)	(625)	(1,155)	(1,263)
Total other income (expense)	(571)	(625)	(1,155)	(1,263)

Net (loss)	$(596)	$(4,370)	$(398)	$(4,474)

The accompanying notes are an integral part of these financial statements

12.8% Working Interest in the DEEP Lease
Condensed Statements of Cash Flows
(Unaudited)

	Six Months Ended
	February 28,
	2014	2013
Cash flows from operating activities
Net income (loss)	$(398)	$(4,474)
Depreciation, depletion and amortization	1,844	1,427
Accretion of asset retirement obligation	844	778
Accretion of net profits interest payable	1,155	1,263
Adjustments to reconcile net (loss) to cash
from operating activities:
Accounts receivable	2,125	2,606
Inventory	89	(1,529)
Prepaid expenses	(3)	-
Accounts payable and accrued expenses	(682)	3,451
Net cash provided by operating activities	4,974	3,522

Cash flows from financing activities
Payment to owners	(2,684)	(1,216)
Payment on net profits interest agreement	(2,290)	(2,306)
Net cash (used in) financing activities	(4,974)	(3,522)

Net change in cash	-	-
Cash, beginning	-	-
Cash, ending	$-	$-

Supplemental disclosures:
Interest paid	$1,155	$1,263

The accompanying notes are an integral part of these financial statements

12.8% Working Interest in the DEEP Lease
Condensed Statement of Changes in Owners' Equity
(Unaudited)

Owners' Equity

Balance, August 31, 2012	$22,030
Owners' funding	311
Net (loss)	(3,781)
Balance, August 31, 2013	18,560
Payment to owners	(2,684)
Net (loss)	(398)
Balance, February 28, 2014	$15,478

The accompanying notes are an integral part of these financial statements

12.8% WORKING INTEREST IN THE DEEP LEASE
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
THREE AND SIX MONTHS ENDED FEBRUARY 28, 2014
UNAUDITED

1.           DESCRIPTION OF BUSINESS

The DEEP Lease operations consist of a single oil-producing property known as the “DEEP Lease”, “DEEP” or the “DEEP property”, located near Bakersfield, California.

The DEEP Lease was acquired by SCNRG, LLC (“SCNRG”) on December 1, 2009.  Concurrently, SAL Energy, LLC (“SAL”) acquired a 33.33% working interest from SCNRG, and concurrently sold 16.50 percentage points to Ten-One Oil and Gas, LLC (“Ten-One”).  Subsequently, on December 1, 2011, SAL Energy, LLC transferred its interest to its affiliate Caleco, LLC (“Caleco”).  As a result of these transactions, as of December 1, 2009, the DEEP Lease working interests were owned 66.67% SCNRG, 16.83% SAL (and subsequently its successor, Caleco) and 16.50% Ten-One.  On September 12, 2013, SCNRG entered into an option to buy the Caleco and Ten-One working interests in the DEEP Lease, which totaled 33.33%, for an aggregate purchase price of $325,000 in cash, together with assumption of asset retirement obligations and NPI payable.   On February 4, 2014, SCNRG closed on a portion of this purchase option, acquiring a 20.5108% working interest, bringing its working interest to 87.1808%.  On May 15, 2014, SCNRG closed on the remaining portion of this purchase option, acquiring the remaining 12.8192% working interest, bringing its working interest to 100.0%.

SCNRG was a newly-formed, independent, entity at the time of the 2009 DEEP Lease acquisition, and on October 25, 2013, was acquired by Sara Creek Gold Corp., a publicly-traded company.

SAL (and its successor Caleco) has acted as operator of the DEEP Lease since December 1, 2009, including subsequent to the SCNRG purchase of the 33.33% working interest, under an operating agreement with SCNRG.  See “Note 6 – Commitments and Contingencies”.

These financial statements include the assets acquired by SCNRG from Caleco and Ten-One, being the 12.8192% working interest in the DEEP Lease, which is also referred to as the “12.8% Working Interest”, “we”, “us” and “our” in these financial statements.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the United States Securities and Exchange Commission (“SEC”) for interim financial information.

The unaudited interim financial statements should be read in conjunction with the audited financial statements and notes thereto for the years ended August 31, 2013 and 2012 included elsewhere in this Current Report on Form 8-K/A.

Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted, pursuant to the rules and regulations of the SEC for interim financial reporting.  Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows.  It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.  The interim results for the three and six months ended February 28, 2014 are not necessarily indicative of results for the full fiscal year.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates included in the financial statements are: (1) depreciation and depletion; (2) accrued assets and liabilities; (3) asset retirement obligations; and (4) net profits interest payable.  Although management believes these estimates are reasonable, changes in facts and circumstances or discovery of new information may result in revised estimates.  Actual results could differ from those estimates.

Financial Instruments

Financial instruments consist of accounts receivable and accounts payable. Recorded values of receivables and accounts payable approximate fair values due to the short maturities of such instruments.

Oil Properties

We follow the full-cost method of accounting under which all costs associated with property acquisition, exploration and development activities are capitalized. We also capitalize internal costs that can be directly identified with our acquisition, and exploration and development activities.  We do not capitalize any costs related to production, general corporate overhead or similar activities.  Surface equipment on a property is also part of the amounts capitalized.

Under the full-cost method, capitalized costs are depleted (amortized) on a composite unit-of-production method based on proved oil reserves.  If we maintain the same level of production year over year, the depletion expense may be significantly different if our estimate of remaining reserves changes significantly. Proceeds from the sale of properties are accounted for as reductions of capitalized costs unless such sales involve a significant change in the relationship between costs and the value of proved reserves or the underlying value of unproved properties, in which case a gain or loss is recognized. The costs of unproved properties are excluded from amortization until the properties are evaluated.  We review all of our unevaluated properties quarterly to determine whether or not and to what extent proved reserves have been assigned to the properties, and if impairment has occurred. Unevaluated properties are assessed individually when individual costs are significant.

We review the carrying value of our oil properties under the full-cost accounting rules of the SEC on a quarterly basis. This quarterly review is referred to as a ceiling test. Under the ceiling test, capitalized costs, less accumulated amortization and related deferred income taxes, may not exceed an amount equal to the sum of the present value of estimated future net revenues (adjusted for cash flow hedges) less estimated future expenditures to be incurred in developing and producing the proved reserves, less any related income tax effects. In calculating future net revenues, current SEC regulations require us to utilize prices at the end of the appropriate quarterly period. Such prices are utilized except where different prices are fixed and determinable from applicable contracts for the remaining term of those contracts, including the effects of derivatives qualifying as cash flow hedges. Two primary factors impacting this test are reserve levels and current prices, and their associated impact on the present value of estimated future net revenues. Revisions to estimates of oil reserves and/or an increase or decrease in prices can have a material impact on the present value of estimated future net revenues. Any excess of the net book value, less deferred income taxes, is generally written off as an expense. Under SEC regulations, the excess above the ceiling is not expensed (or is reduced) if, subsequent to the end of the period, but prior to the release of the financial statements, oil prices increase sufficiently such that an excess above the ceiling would have been eliminated (or reduced) if the increased prices were used in the calculations.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

The estimates of proved crude oil reserves utilized in the preparation of the financial statements are estimated in accordance with guidelines established by the SEC and the Financial Accounting Standards Board (“FASB”), which require that reserve estimates be prepared under existing economic and operating conditions using a 12-month average price with no provision for price and cost escalations in future years except by contractual arrangements. Actual results could differ materially from these estimates.

Long-Lived Assets

Impairment of long-lived assets is recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying value.  The carrying value of the assets is then reduced to their estimated fair value that is usually measured based on an estimate of future discounted cash flows.

Asset Retirement Obligations

Asset retirement obligations relate to the plug and abandonment costs when our wells are no longer useful, and for the cost of removing related surface facilities. We determine the value of the liability by reviewing operator estimates and estimate the increase we will face in the future. We then discount the future value based on an intrinsic interest rate that is appropriate for us. If costs rise more than what we have expected there could be additional charges in the future, however, on a quarterly basis we monitor the costs of the abandoned wells and adjust this liability if necessary.

Revenue Recognition

Oil revenues are recognized net of royalties when production is sold to a purchaser at a fixed or determinable price, when title has transferred, and if collection of the revenue is probable.

Net Profits Interest

A Net Profits Interest (“NPI”) on the DEEP property calls for 40% of the net cash flow, as defined in the Assignment of Net Profit Interest (see “Note 4 – Net Profits Interest Payable”), to be paid each month to the owner of the NPI.  If net cash flow is negative, such losses carry forward to be deducted against future positive net cash flow.  There is a minimum monthly payment of $382 (our 12.8192% share).  Payments are required until our NPI payments total between $44,482 and $45,817 (the actual maximum amount within this range dependent on when we satisfy our aggregate NPI payment obligations) has been paid on or before December 31, 2022.  As of February 28, 2014, we have made NPI payments totaling $13,759.

Given its terminating nature, the discounted present value of the minimum monthly NPI payments, based on a discount rate of 10.0% per annum, was recorded as a liability at the December 1, 2009 acquisition date of the DEEP property.

Concentrations

Pursuant to a January 13, 2010 Crude Oil Purchase Contract between the DEEP operator and Plains Marketing L.P. (“PMLP”), all production from the DEEP property is sold to PMLP. The initial term of the agreement was for one year, expiring on December 31, 2010, and was automatically renewed for an additional one-year term that expired on December 31, 2011. Since January 1, 2012, the agreement has continued on a month-to-month basis and is cancellable upon thirty day’s written notice by either party.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

New Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have a material effect on the Company’s financial statements.

3.           ASSET RETIREMENT OBLIGATION

Our asset retirement obligations relate to the abandonment of oil wells and related surface facilities. The amounts recognized are based on numerous estimates and assumptions, including future retirement costs, inflation rates and credit adjusted risk-free interest rates.

The following shows the changes in asset retirement obligations for the six months ended February 28, 2014, and twelve months ended August 31, 2013:

	2014	2013
Asset retirement obligations, beginning	$19,863	$18,307
Liabilities incurred	-	-
Liabilities settled	-	-
Accretion	844	1,556
Asset retirement obligations, ending	$20,707	$19,863

4.           NET PROFITS INTEREST (“NPI”) PAYABLE

In connection with our December 1, 2009 purchase of a 12.8% Working Interest in the DEEP Lease, and as part of the purchase price consideration, we assumed our 12.8% share of an Assignment of Net Profit Interest with Christian Hall Petroleum. Pursuant to the agreement, we are required to make monthly payments to the holder in an amount equal to 40% of our share of net profit (as defined in the agreement) from production, with a stated minimum payment of not less than $382 (our 12.8192% share).  Payments are required until our NPI payments total between $44,482 and $45,817 (the actual maximum amount within this range dependent on when SCNRG satisfies the aggregate NPI payment obligations).  The discounted present value of the NPI, utilizing a discount rate of 10% per annum, was recorded as a liability on December 1, 2009 in the amount of $26,047. As of February 28, 2014, we have made NPI payments totaling $13,759.

Changes in the NPI liability are as follows for the six months ended February 28, 2014, and twelve months ended August 31, 2013:

	2014	2013
NPI liability, beginning	$23,958	$26,082
Accretion	1,155	2,474
Payments	(2,290)	(4,598)
NPI liability, ending	$22,823	$23,958

The current portion is $2,447 and $2,328 respectively at February 28, 2014, and August 31, 2013.

5.           FAIR VALUE MEASUREMENTS

We hold certain financial assets, which are required to be measured at fair value on a recurring basis in accordance with the Statement of Financial Accounting Standard No. 157, “Fair Value Measurements” (“ASC Topic 820-10”).   ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability.

The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:


Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.  We believe receivables and accounts payable approximate fair value at August 31, 2013.


Level 2 - Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.


Level 3 - Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. We consider depleting assets, asset retirement obligations and net profit interest liability to be Level 3. We determine the fair value of Level 3 assets and liabilities utilizing various inputs, including oil price quotations and contract terms.

	Fair Value Measurement
February 28, 2014	Level 1	Level 2	Level 3
Capitalized oil and gas properties	$-	$-	$55,373
Net profit interest liability	-	-	(22,823)
Asset retirement obligation	-	-	(20,707)
Total	$-	$-	$11,843

6.           COMMITMENTS AND CONTINGENCIES

Commitments

Oil production from the DEEP property is subject to a 1% overriding royalty.  Additionally, production is also subject to an aggregate additional 19.92% royalty for total royalties of 20.92%.

The DEEP Lease is operated by Caleco, LLC (“Caleco”) pursuant to an Operating Agreement for a term equal to the life of the wells.  Caleco owned a working interest in DEEP, which working interest is part of these financial statements as described in “Note 1 – Nature of Business”.  As the operator, Caleco incurs production and other costs, which are subsequently billed to the working interest owners through a joint interest billing process; and the operator distributes to each working interest owner their share of revenue received from production, less royalties and NPI obligations. All expenses and revenue presented in these financial statements represent our pro rata share of the revenue earned and expenses incurred for the DEEP Lease.  This operating arrangement will continue until SCNRG qualifies with the regulatory agency as an operator.

6.           COMMITMENTS AND CONTINGENCIES - continued

In accordance with the terms of the Operating Agreement, the operator is entitled to a fee for services but has instead elected to bill the working interest owners based on actual time and materials.  Included in these financial statements is the cost of the pro rata operator fee borne by the 12.8% Working Interest, but not the operator fee income of Caleco as that revenue stream is not being purchased by SCNRG.

Contingencies

We are subject to various federal, state and local laws and regulations relating to discharge of materials into, and protection of, the environment. These laws and regulations may, among other things, impose liability on the owners for the cost of pollution cleanup resulting from operations and subject the owners to liability for pollution damages. In some instances, the operator may be directed to suspend or cease operations in the affected area.  As of February 28, 2014, and August 31, 2013, we have no reserve for environmental remediation and are not aware of any environmental claims.

7.           SUBSEQUENT EVENT

On May 15, 2014, SCNRG closed on the purchase of a 12.8192% working interest in the DEEP Lease for an aggregate purchase price of $125,000 in cash, together with assumption of asset retirement obligations and NPI payable.